Exhibit 1
Recent Developments update dated May 27, 2008
     The information included in this section supplements the information about the Republic of Italy that is contained in Exhibit D to the Republic’s annual report on Form 18-K, for the fiscal year ended December 31, 2006. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.
President, Government and General Elections
     Following the general elections held in April 2008, Mr. Silvio Berlusconi, leader of Il Popolo delle Libertá, Italy’s principal center-right party, was appointed to form a new Government, which was sworn in on May 12, 2008.
The Italian Economy
     Based on ISTAT data, in the third quarter of 2007, Italy recorded real GDP growth of 1.9 per cent, compared to the same period of the previous year. Italy’s seasonally adjusted average unemployment rate decreased to 6.5 per cent during the last quarter of 2007 from 6.7 per cent during the third quarter of 2007. Consumer prices, as measured by the harmonized EU consumer price index, increased at an annual rate of 3.6 per cent during the twelve months ended April 30, 2008.
Public Debt — Total Treasury Issues
     The following table shows the total of debt securities issued by the Treasury and outstanding as of the dates indicated. Total Treasury issues differ from Italy’s total public debt as the former do not include liabilities to holders of postal savings accounts, debt incurred by Ferrovie dello Stato S.p.A. and ANAS S.p.A. (Azienda Nazionale Autonoma delle Strade) and debt incurred by other state sector entities, other general government entities and other liabilities reclassified as general Government debt pursuant to Eurostat rulings.

	December 31, 2007	March 31, 2008
	(Millions of euro)
Short term bonds (BOT)	128,302	150,979
Medium and long term bonds (initially issued in Italy)	1,080,785	1,107,564
External bonds (initially issued outside Italy)(1)	69,314	70,180

Total Treasury issues	1,278,401	1,328,723

(1)	Italy often enters into currency swap agreements in the ordinary course of the management of its debt. The total amount of external bonds shown above takes into account the effect of these arrangements and is not directly comparable to the total amounts of external bonds indicated in the table “External Bonds of the Treasury as of March 31, 2008” below, which do not take into account: (i) the effect of currency swaps and (ii) the amount of bonds outstanding under Italy’s Commercial Paper Program.

Source: Ministry of Economy and Finance
        The following table shows the external bonds of the Treasury issued and outstanding as of March 31, 2008.

External Bonds of the Treasury
As of March 31, 2008

		Initial Public			Original Principal	Principal Amount	Equivalent
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

US$(1)
3,500,000,000	6.875%	98.725%	September 27, 1993	September 27, 2023	3,500,000,000	3,500,000,000	2,213,508,728
1,500,000,000	6.025%-6.88%	100.000%	March 5, 1996	Mar 5, 2004/12	1,500,000,000	1,500,000,000	948,646,598
750,000,000	5.81%-6,70%	100.000%	March 5, 1996	Mar 5, 2002/10	750,000,000	750,000,000	474,323,299
1,500,000,000	5.97%-6.25%	100.000%	December 20, 1996	Dec 20, 2004/12	1,500,000,000	1,500,000,000	948,646,598
2,500,000,000	6.00%	99.755%	May 29, 1998	May 29, 2008	2,500,000,000	2,500,000,000	1,581,077,663
2,000,000,000	6.00%	99.274%	February 22, 2001	February 22, 2011	2,000,000,000	2,000,000,000	1,264,862,130
2,000,000,000	5.625%	99.893%	March 1, 2002	June 15, 2012	2,000,000,000	2,000,000,000	1,264,862,130
1,000,000,000	5.625%	99.392%	May 8, 2002	June 15, 2012	1,000,000,000	1,000,000,000	632,431,065
2,000,000,000	5.375%	98.436%	February 27, 2003	June 15, 2033	2,000,000,000	2,000,000,000	1,264,862,130
2,000,000,000	4.375%	99.694%	February 27, 2003	June 15, 2013	2,000,000,000	2,000,000,000	1,264,862,130
1,250,000,000	3.25%	99.949%	May 6, 2003	May 6, 2008	1,250,000,000	1,250,000,000	790,538,831
2,000,000,000	2.50%	99.521%	July 3, 2003	July 15, 2008	2,000,000,000	2,000,000,000	1,264,862,130
100,000,000	4.17%	100.000%	November 14, 2003	November 15, 2010	100,000,000	100,000,000	63,243,107
100,000,000	4.06%	100.000%	December 9, 2003	December 9, 2010	100,000,000	100,000,000	63,243,107
2,000,000,000	3.25%	99.515%	March 3, 2004	May 15, 2009	2,000,000,000	2,000,000,000	1,264,862,130
4,000,000,000	4.50%	99.411%	January 21, 2005	January 21, 2015	4,000,000,000	4,000,000,000	2,529,724,260
3,000,000,000	4.00%	99.932%	May 9, 2005	June 16, 2008	3,000,000,000	3,000,000,000	1,897,293,195
2,000,000,000	4.75%	99.340%	January 25, 2006	January 25, 2016	2,000,000,000	2,000,000,000	1,264,862,130
3,000,000,000	5.25%	99.85%	September 20, 2006	September 20, 2016	3,000,000,000	3,000,000,000	1,897,293,195
2,000,000,000	5.375%	99.367%	June 12, 2007	June 12, 2017	2,000,000,000	2,000,000,000	1,264,862,130

Euro(2)
2,500,000,000	9.25%	98.160%	March 7, 1991	March 7, 2011	2,500,000,000	2,500,000,000	2,500,000,000
1,022,583,762	3 mth libor+ 0.0625%	99.89%	December 11, 1995	December 20, 2002/10	1,022,583,762	1,022,583,762	1,022,583,762
567,225,000	6.125%	100.790%	May 29, 1997	May 29, 2012	567,225,000	567,225,000	567,225,000
60,000,000	3 mth libor - 16 b.p.	99.610%	October 8, 1998	October 8, 2018	60,000,000	60,000,000	60,000,000
300,000,000	Index linked	101.425%	October 15, 1998	October 15, 2018	300,000,000	300,000,000	300,000,000
1,000,000,000	4.000%	99.950%	May 6, 1999	May 6, 2019	1,000,000,000	1,000,000,000	1,000,000,000
1,000,000,000	frn 30Y	101.600%	June 28, 1999	June 28, 2029	1,000,000,000	905,000,000	905,000,000
1,000,000,000	t. swap 30 - 0.91%	100.750%	August 30, 1999	August 30, 2019	1,000,000,000	1,000,000,000	1,000,000,000
150,000,000	Zero Coupon	100.000%	February 20, 2001	February 20, 2031	150,000,000	150,000,000	150,000,000
3,000,000,000	5.75%	100.040%	July 25, 2001	July 25, 2016	3,000,000,000	3,000,000,000	3,000,000,000
400,000,000	3 mth libor – 0.06%	100.000%	January 22, 2002	January 22, 2012	400,000,000	400,000,000	400,000,000
150,000,000	84.5% cms 10Y	100.00%	April 26, 2004	April 26, 2019	150,000,000	150,000,000	150,000,000
300,000,000	12 mth eubor + 0.10%	100.00%	May 31, 2005	May 31, 2035	300,000,000	300,000,000	300,000,000
720,000,000	3.546% until 2009	100.00%	June 2, 2005	June 2, 2029	720,000,000	720,000,000	720,000,000
395,000,000	3.523% until 2010	100.00%	June 2, 2005	June 2, 2030	395,000,000	395,000,000	395,000,000
200,000,000	85% * 10y Eurswap	100.00%	June 8, 2005	June 8, 2020	200,000,000	200,000,000	200,000,000
2,500,000,000	85% * 10y swap rate	100.00%	June 15, 2005	June 15, 2020	2,500,000,000	2,500,000,000	2,500,000,000
300,000,000	85.5% * 10y swap rate	100.00%	June 28, 2005	June 28, 2021	300,000,000	300,000,000	300,000,000
200,000,000	6 mth Eubor + 1.5% (max 10x(cms10-cms2)	100.00%	November 9, 2005	November 9, 2025	200,000,000	200,000,000	200,000,000
900,000,000	6 mth Eubor + 0.04%	99.38357%	March 17, 2006	March 17, 2021	900,000,000	900,000,000	900,000,000

		Initial Public			Original Principal	Principal Amount	Equivalent
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

1,000,000,000	6 mth Eubor + 0.60%	99.8500%	March 22, 2006	March 22, 2018	1,000,000,000	1,000,000,000	1,000,000,000
192,000,000	Zero Coupon	100.000%	March 28, 2006	March 28, 2036	192,000,000	192,000,000	192,000,000
300,000,000	6 mth Eubor + 0.075%	100.000%	March 30, 2006	March 30, 2026	300,000,000	300,000,000	300,000,000
215,000,000	5.07%/ 10y cms	100.000%	May 11, 2006	May 11, 2026	215,000,000	215,000,000	215,000,000
1,000,000,000	1.85% linked to EU inflation index	99.796065%	January 5, 2007	September 15, 2057	1,000,000,000	1,031,670,000	1,031,670,000
250,000,000	2.00% linked to EU inflation index	99.02385%	March 30, 2007	September 15, 2062	250,000,000	257,975,000	257,975,000
160,000,000	4.49%	98.86%	April 5, 2007	April 5, 2027	160,000,000	160,000,000	160,000,000
500,000,000	2.20% linked to EU inflation index	98.862525%	January 23, 2008	September 15, 2058	500,000,000	506,715,000	506,715,000

Swiss Francs(3)
ChF 1,000,000,000	3.50%	102.900%	September 25, 1998	September 25, 2008	1,000,000,000	1,000,000,000	635,404,753
ChF 1,500,000,000	3.13%	99.825%	Jan 4,1999	July 15, 2010	1,500,000,000	1,500,000,000	953,107,129
ChF 1,000,000,000	2.00%	100.470%	January 30, 2003	April 30, 2009	1,000,000,000	1,000,000,000	635,404,753
ChF 1,000,000,000	2.75%	100.625%	July 1, 2004	July 1, 2011	1,000,000,000	1,000,000,000	635,404,753
ChF 2,000,000,000	2.50%	100.090%	February 2, 2005	March 2, 2015	2,000,000,000	2,000,000,000	1,270,809,506
ChF 1,000,000,000	2.50%	99.336%	January 30, 2006	January 30, 2018	1,000,000,000	1,000,000,000	635,404,753

Pounds Sterling(4)
£400,000,000	10.50%	100.875%	April 28, 1989	April 30, 2014	400,000,000	400,000,000	502,638,854
£1,500,000,000	6.0%	98.565%	August 4, 1998	August 4, 2028	1,500,000,000	1,500,000,000	1,884,895,702
£250,000,000	5.25%	99.476%	July 29, 2004	December 7, 2034	250000000	250000000	314,149,284

Norwegian Kroners(5)
NOK 2,000,000,000	6.15%	100.000%	September 25, 2002	September 25, 2012	2,000,000,000	2,000,000,000	248,416,346
NOK 2,000,000,000	4.34%	100.000%	June 23, 2003	June 23, 2015	2,000,000,000	2,000,000,000	248,416,346

Japanese Yen(6)
¥125,000,000,000	5.50%	100.000%	December 15, 1994	December 15, 2014	125,000,000,000	125,000,000,000	794,306,412
¥125,000,000,000	4.50%	100.000%	June 8, 1995	June 8, 2015	125,000,000,000	125,000,000,000	794,306,412
¥100,000,000,000	3.70%	100.000%	November 14, 1996	November 14, 2016	100,000,000,000	100,000,000,000	635,645,129
¥100,000,000,000	3.45%	99.800%	March 24, 1997	March 24, 2017	100,000,000,000	100,000,000,000	635,645,129
¥100,000,000,000	1.80%	99.882%	February 23, 2000	February 23, 2010	100,000,000,000	100,000,000,000	635,645,129
¥100,000,000,000	0.65%	99.995%	April 14, 2004	March 20, 2009	100,000,000,000	100,000,000,000	635,645,129
¥25,000,000,000	2.87%	100.000%	May 18, 2006	May 18, 2036	25,000,000,000	25,000,000,000	158,861,282

Australian $(7)
A$ 1,000,000,000	5.88%	99.803%	February 27, 2004	8/14/2008	1,000,000,000	1,000,000,000	576,900,888

Czech Koruna(8)
Czk 2,490,000,000	4.36%	100.000%	October 3, 2007	October 3, 2017	2,490,000,000	2,490,000,000	98,283,008
Czk 2,490,000,000	4.40%	100.000%	October 3, 2007	October 3, 2019	2,490,000,000	2,490,000,000	98,283,008
Czk 2,490,000,000	4.41%	100.000%	October 3, 2007	October 3, 2019	2,490,000,000	2,490,000,000	98,283,008

TOTAL OUTSTANDING							57,517,092,158 (9)

(1)	U.S. dollar amounts have been converted into euro at $1.5812/€1.00, the exchange rate prevailing at March 31, 2008.

(2)	External debt denominated in currencies of countries that have adopted the euro have been converted into euro at the fixed rate at which those currencies where converted into euro upon their issuing countries becoming members of the European Monetary Union.

(3)	Swiss Franc amounts have been converted into euro at ChF1.5738/€1.00, the exchange rate prevailing at March 31, 2008.

(4)	Pounds Sterling amounts have been converted into euro at £0.7958/€1.00, the exchange rate prevailing at March 31, 2008.

(5)	Norwegian Kroner amounts have been converted into euro at NOK8.051/€1.00, the exchange rate prevailing at March 31, 2008.

(6)	Japanese Yen amounts have been converted into euro at ¥157.37/€1.00, the exchange rate prevailing at March 31, 2008.

(7)	Australian Dollar amounts have been converted into euro at A$1.7334/€1.00, the exchange rate prevailing at March 31, 2008.

(8)	Czech Koruna amounts have been converted into euro at Czk25.335/€1.00, the exchange rate prevailing at March 31, 2008.

(9)	The amount of external bonds shown above does not take into account (i) approximately €2,964 million outstanding under Italy’s Commercial Paper Program and (ii) the effect of currency swaps that Italy often enters into in the ordinary course of the management of its debt. The following table summarizes the effects on the Treasury’s external bonds after giving effect to currency swaps.

	As of March 31, 2008
Currency	Before Swap	After Swap

US Dollars	41.96%	2.12%
Euro	35.24%	97.88%
Swiss Francs	8.28%	—
Pounds Sterling	4.69%	—
Norwegian Kroner	0.86%	—
Japanese Yen	7.45%	—
Australian Dollar	1.00%	—
Czech Koruna	0.51%	—

Total External Bonds (in millions of Euro)	57,517,092,158	67,073,294,622

Source: Ministry of Economy and Finance

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